Exhibit 23. 1

                          Independent Auditors' Consent

Safe Technologies International, Inc.:

We consent to the incorporation by reference in Registration Statement Numbers 333-63029 (Safe Technologies International, Inc. 1998 Stock Incentive Plan) and 333-92267 (Safe Technologies International, Inc. - Year 2000 Stock Award Plan) of Safe Technologies International, Inc. on Form S-8 Registration Statements of our report dated March 22, 2000 appearing in and incorporated by reference in this Amendment to report on Form 10-KSB of Safe Technologies International, Inc. for the year ended December 31, 1999.

 /s/ Sewell & Company, P.A.

Hollywood, Florida
May 11, 2000